EXHIBIT 10.2

ID NO. 2427
                             SEASONAL NOTE NO. 33730

$5,000,000                  RDO FINANCIAL SERVICES CO.
                            A NORTH DAKOTA CORPORATION
                                                             FARGO, NORTH DAKOTA
                                                                   JULY 16, 1999

         FOR VALUE RECEIVED, the undersigned promises to pay to the order of Ag Capital Company, a Delaware corporation (the "Lender"), at its office in Fargo, North Dakota, or at such other place as any present or future holder of this Note may designate from time to time, the principal sum of (i) $5,000,000, or
(ii) the aggregate unpaid principal amount of all advances of credit made by the Lender to the undersigned pursuant to this Note as shown in the records of any present or future holder of this Note, whichever is less, plus interest thereon from the date of each advance in whole or in part included in such amount until this Note is fully paid. Interest will be computed on the basis of the actual number of days elapsed and a 360-day year, at a variable rate of LIBOR plus 250 basis points as such LIBOR is defined in that certain Letter Agreement dated July 16, 1999, by and between the undersigned and the Lender (hereinafter, the "Credit Agreement") or at such other rate as may be determined pursuant to the terms of such Credit Agreement. Interest shall be payable on the first day of each month, beginning August 1, 1999 and at maturity. Principal payments are due and payable in the amounts and at the times specified in the Credit Agreement. Payments received fifteen (15) or more calendar days after the scheduled repayment date are subject to a late payment penalty equal to 1% of the past due amount but not less than $25.00 per late payment, subject to the maximum amount allowable by North Dakota law. This Note matures and the outstanding principal balance of and all unpaid interest on this Note is due and payable on January 15, 2000.

         Advances of the principal amount shall be made as set forth in the Credit Agreement.

         Amounts may be advanced and readvanced under this Seasonal Note, provided the principal balance outstanding shall not exceed the amount first above written. Nothing contained in this Note or any other agreement or writing shall limit or impair the right of the holder hereof to demand payment of this Note at any time if there is a default under the Credit Agreement or any other agreement between the undersigned and the Lender. The undersigned acknowledge and understand that this Note is cross-defaulted with Seasonal Loan, Note No. 33720, and it is agreed and acknowledged by the undersigned that a default in any of the terms and conditions of Seasonal Loan, Note No. 33720, shall constitute a default under this Note. In the event there is a default by the undersigned in the terms and conditions of any agreement with the Lender, the Lender shall be entitled to exercise all remedies allowable by law and to accelerate all amounts then due and owing under this Note.

         The undersigned and each endorser, guarantor and surety of this Note jointly and severally (i) agree to pay this Note; (ii) guarantee payment of this Note; (iii) waive demand, presentment, protest, notice of dishonor and notice of nonpayment of this Note; (iv) consent to any extension or renewal of this Note without notice; (v) consent to the release of any of them by any present or future holder of this Note with or without consideration or notice; (vi) exonerate any present or future holder of this Note from any duty or obligation to make demand on anyone for payment of any security or delivery of any guaranty for this Note or to give notice to anyone of nonpayment thereof or to collect or sell the


July 16, 1999                          1                 SEASONAL NOTE NO. 33730
same; (vii) consent to the extension, renewal, exchange, subordination, surrender or release of any security for this Note by any present or future holder of this Note with or without consideration or notice; (viii) agree that no act, omission or thing, except full payment of this Note, which but for this provision could act as a release or impairment of their liability, shall in any way release, impair, or affect the liability of any of them; (ix) agree to pay on demand all costs and expenses of all present and future holders of this Note in connection with this Note and any security and guaranties for this Note, including without limitation reasonable attorneys' fees, plus interest on such amounts at the rate set forth in this Note; and (x) consent to the personal jurisdiction of the state and federal courts located in the State of North Dakota in connection with any controversy related in any way to this Note or any security or guaranty of this Note, waive any argument that venue in such forums is not convenient, and agree that any litigation initiated by any of them against the Lender or any other present or future holder of this Note relating in any way to this Note or any security or guaranty for this Note shall be venued in either the District Court of North Dakota, or the United States District Court, District of North Dakota. Interest on any amount under this Note shall continue to accrue, at the option of any present or future holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

         No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of all present and future holders of this Note shall be cumulative and may be exercised singly, concurrently or successively. The undersigned, if more than one, shall be jointly and severally liable under this Note, and the term "undersigned," wherever used in this Note, shall mean the undersigned or any one or more of them. This Note shall be governed by and construed in accordance with the laws of the State of North Dakota.

         It is not Lender's or Borrower's intention or desire to breach any applicable usury or maximum finance charge or interest rate law. Therefore, if any interest rate, penalty, fee or cost provided for herein shall exceed that which is allowed pursuant to any applicable statue or law, said amount shall be deemed by the parties hereto to be modified so as to conform to and equal the maximum amount allowed by said statute or law and any over payment shall be applied against principal as of the date of such payment.

         THE UNDERSIGNED REPRESENTS, CERTIFIES, WARRANTS AND AGREES THAT THE UNDERSIGNED HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. THE UNDERSIGNED ALSO AGREES THAT COMPLIANCE BY ANY PRESENT OR FUTURE HOLDER OF THIS NOTE WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

RDO FINANCIAL SERVICES CO.,
a North Dakota corporation


By:    /s/Steven B. Dewald
       --------------------------------
       Steven B. Dewald
Its:   Senior Vice President


July 16, 1999                          2                 SEASONAL NOTE NO. 33730